UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 11, 2013
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 11, 2013, an order was issued to extend the procedural schedule in three investigative enforcement proceedings pending at the California Public Utilities Commission (“CPUC”) against Pacific Gas and Electric Company (“Utility”).  The CPUC investigations relate to (1) the Utility’s safety recordkeeping for its natural gas transmission system, (2) the Utility’s operation of its natural gas transmission pipeline system in or near locations of higher population density, and (3) the Utility’s pipeline installation, integrity management, recordkeeping and other operational practices, and other events or courses of conduct, that could have led to or contributed to the rupture of one of the Utility’s natural gas transmission pipelines on September 9, 2010 in San Bruno, California and the ensuing explosion and fire.  The parties were previously ordered to file a single brief, rather than a separate brief in each proceeding, to recommend the amount of penalties and other remedies to be imposed on the Utility based on the violations the CPUC’s Safety and Enforcement Division alleges the Utility committed.  Under the revised schedule, the briefs from the CPUC’s Safety and Enforcement Division and the interveners (The Utility Reform Network, the CPUC’s Division of Ratepayer Advocates, the City and County of San Francisco, and the City of San Bruno) are due May 6, 2013.  The Utility’s reply brief is due May 24, 2013 and rebuttal briefs are due on June 5, 2013.

After briefing has been completed, it is anticipated that the administrative law judges overseeing the proceedings will issue one or more presiding officer’s decisions containing the violations determined to have been committed, the amount of penalties and any required remedial actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: April 11, 2013	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 11, 2013	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary